SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of July 7, 1999, by and among Worldtalk Communications Corporation, a Delaware corporation, with headquarters located at 5155 Old Ironsides Drive, Santa Clara, California 95054 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

                  WHEREAS:

                  A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

                  B. The Company has authorized the issuance of between $5 million and $10 million of the Company's common stock, $.01 par value per share (the "Common Stock") at a purchase price of $3 per share, in the amount designated by Hilal Capital Management LLC ("Hilal") on the date of the Initial Closing (as defined below) (which amount at the Initial Closing shall not be less than $5 million) and the Second Closing (as defined below);

                  C. The Company has authorized the issuance of Common Stock Purchase Warrants (the "Warrants"), in the form attached hereto as Exhibit B, to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares", and together with Common Stock purchased hereunder and the Warrants, the "Securities");

                  D. The Buyers (which term as used herein shall include those persons designated by Hilal to purchase Common Stock at the Second Closing, who became a party to this Agreement by executing the signature page and whose names and purchase amounts shall be added to the Schedule of Buyers at the Second Closing) wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of between $5 million and $10 million of Common Stock (as determined by Hilal) in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and to receive, in consideration for such purchase, the Warrants who became a party to this Agreement by executing the signature page to purchase an additional number of shares of Common Stock equal to one-half the number of shares of Common Stock that the Buyers purchase, subject to adjustment as provided in the Warrants; and

                  E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights
Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                  NOW, THEREFORE, the Company and the Buyers hereby agree as follows.

                  1.       INITIAL PURCHASE AND SALE OF COMMON STOCK.

                           a. Initial  Purchase of Common Stock.  Subject to the
satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of not less than $5 million and not more than $10 million of Common Stock (the "Initial Purchase Price") in the respective amounts as are set forth opposite each Buyer's name on the Schedule of Buyers at an initial closing (the "Initial Closing"). The per share purchase price (the "Purchase Price") of the Common Stock shall be $3.00. On the Initial Closing Date (as defined below) the Company shall deliver to each Buyer a stock certificate representing the number of shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "Stock Certificates").

                           b.  Initial  Closing  Date.  The date and time of the
Initial Closing (the "Initial Closing Date") shall be 5:00 p.m. Eastern Standard Time on July 7, 1999, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below (or such later date as is mutually agreed to by the Company and Hilal). The Initial Closing shall occur on the Initial Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. Notwithstanding the foregoing, if on the Initial Closing Date all of the conditions set forth in Sections 7 and 8 are satisfied except for the condition in Section 8(b), such closing shall be made into escrow pursuant to the terms of Escrow Agreement annexed as Exhibit D (the "Escrow Agreement") and other appropriate escrow documents, pending satisfaction of such remaining condition not later than July 14, 1999 (or such later date as is mutually agreed to by the Company and Hilal). In the event of such escrow closing, the Initial Closing (and the sale of the securities) shall not be deemed to have been completed unless and until the condition in Section 8(b) is satisfied in accordance with the terms hereof and of the Escrow Agreement, but if such condition is timely satisfied, the Initial Closing Date shall be deemed the date of deposit into escrow.

                           c.  Form of  Payment.  On the  Initial  Closing  Date
(subject to escrow, if applicable), each Buyer shall pay the Purchase Price to State Street for the Common Stock to be issued and sold to such Buyer at the Initial Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided in writing to the Buyers at least two days prior to the Initial Closing Date.

                           d. Warrants.  In consideration of the purchase of the
Common Stock, the Company shall on the Initial Closing Date (subject to escrow, if applicable) issue and deliver to each Buyer, Warrants to purchase an additional number of shares of Common Stock equal to one-half the number of shares of Common Stock that the Buyer purchases at the Initial Closing.

                  2.       SECOND PURCHASE AND SALE OF COMMON STOCK.

                           a. Second  Purchase of Common Stock. If so elected by
Hilal in its sole discretion, and subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to such additional Buyers as may be designated by


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

Hilal and such Buyers shall purchase from the Company at a second closing (the "Second Closing" and, together with the Initial Closing, the "Closings") additional shares of Common Stock, at the Purchase Price, provided that the aggregate amount of Common Stock so purchased shall not be more than the difference between $10 million and the aggregate purchase price of Common Stock purchased at the Initial Closing. On the Second Closing Date (as defined below) the Company shall deliver to each such Buyer a stock certificate representing the number of shares that such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers, as amended), duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

                           b.  Second  Closing  Date.  The  date and time of the
Second Closing (the "Second Closing Date" and, together with the Initial Closing Date, the "Closing Dates") shall be 10:00 a.m. Eastern Standard Time on the fifth business day following the later of July 7, 1999 or, if applicable, the release of the escrow closing upon timely satisfaction of the condition in
Section 8(b), but not later than July 21, 1999, subject to the continuing satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below (or such later date as is mutually agreed to by the Company and Hilal). The Second Closing shall occur on the Second Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022. Notwithstanding the foregoing, if on the Second Closing Date all of the conditions set forth in Sections 7 and 8 are satisfied except for the condition in Section 8(b), such closing shall be made into escrow pursuant to the Escrow Agreement and other appropriate escrow documents, pending satisfaction of such remaining condition not later than July 14, 1999 (or such later date as is mutually agreed to by the Company and Hilal). In the event of such escrow closing, the Second Closing (and the sale of the securities) shall not be deemed to have been completed unless and until the condition in Section 8(b) is satisfied in accordance with the terms hereof and of the Escrow Agreement, but if such condition is timely satisfied, the Second Closing Date shall be deemed the date of deposit into escrow.

                           c.  Form  of  Payment.  On the  Second  Closing  Date
(subject to escrow, if applicable), each Buyer at the Second Closing shall pay the Company the Purchase Price for the Common Stock to be issued and sold to such Buyer at the Second Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions provided in writing to Hilal at least two days prior to the Second Closing Date.

                           d. Warrants.  In consideration of the purchase of the
additional Common Stock, the Company shall on the Second Closing Date (subject to escrow, if applicable), issue and deliver to each Buyer at the Second Closing, Warrants to purchase an additional number of shares of Common Stock equal to one-half the number of shares of Common Stock that such Buyer purchases at the Second Closing.

                  3.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer (including each Buyer purchasing at the Second Closing) represents and warrants with respect to only itself that:


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

                           a. Investment  Purpose.  Such Buyer (i) is purchasing
the Common Stock and the Warrants and (ii) upon exercise of the Warrants, will acquire the Warrant Shares then issuable for its own account for investment only and not with a present view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                           b.  Accredited  Investor  Status.  Such  Buyer  is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                           c.  Reliance on  Exemptions.  Such Buyer  understands
that the Common Stock and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Common Stock and the Warrants.

                           d. Information.  Such Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock and the Warrants which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                           e. No  Governmental  Review.  Such Buyer  understands
that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                           f. Transfer or Resale.  Such Buyer  understands  that
except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an  underwriter  (as that term is  defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                           g.   Legends.   Such  Buyer   understands   that  the
certificates or other instruments representing the Securities, and, until such time as the sale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other documents representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other documents):

         THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) any such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell any of the Securities from which the legend has been removed only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                           h. Authorization;  Enforcement.  This Agreement,  the
Warrant and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                           i. Residency.  Such Buyer is a resident of the United
States of America.

                  4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                           The Company  represents  and  warrants to each of the
Buyers, except as disclosed in the letter from the Company to the Buyers of even date herewith containing certain disclosures (the "Disclosure Letter"), that:

                           a.  Organization and  Qualification.  The Company and
its sole subsidiary, Deming Software, Inc., are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiary, taken as a whole, or (ii) on the ability of the Company to perform its obligations hereunder or under the agreements or instruments to be entered into or filed in connection herewith, or under the Securities.

                           b. Authorization;  Enforcement; Compliance with Other
Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrant and the Registration Rights Agreement (collectively, the "Closing Agreements"), to issue and sell the Common Stock in accordance with the terms hereof, and to issue the Warrant Shares upon the exercise of the Warrants, in accordance with the terms and conditions of the Warrants, (ii) the execution and delivery of the Closing Agreements by the Company and the consummation by it of the transactions described herein and therein, including, without limitation, the issuance of the Common Stock and the Warrants and the reservation for issuance and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders under the Delaware General Corporation Law, the Company's Certificate of Incorporation or otherwise, and, (iii) the Closing Agreements have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                           c.  Capitalization  and Indebtedness.  As of the date
hereof,  the  authorized  capital  stock of the Company  consists of  25,000,000 shares of Common Stock, of which as of the date hereof 10,947,188 shares are issued and outstanding, and 6,500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), none of which as of the date hereof are issued or outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances created or agreed to by the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments issued by the Company of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or its subsidiary, or contracts, commitments, understandings or arrangements by which the Company or its subsidiary is or may become bound to issue additional shares of capital stock of the Company or its subsidiary or to issue options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or its subsidiary, (ii) there are no outstanding debt securities, notes, credit agreements, or other agreements, documents or instruments evidencing indebtedness for borrowed money in excess of $250,000 of the Company or its subsidiary or by which the Company or subsidiary is or may become bound and (iii) there are no agreements or arrangements under which the Company or its subsidiary is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) or which conflict in any way with the Registration Rights Agreement. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                           d. Issuance of  Securities.  The  Securities are duly
authorized and, upon issuance in accordance with the terms hereof and the Warrants, as the case may be, shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and are not and shall not be (except to Buyers), as the case may be, subject to preemptive rights or other similar rights of stockholders of the Company. The maximum number of shares of Common Stock issuable pursuant to this Agreement, including those issuable upon exercise of the Warrants as currently in effect, have been duly authorized and reserved for issuance.

                           e.  No  Conflicts.   The   execution,   delivery  and
performance of the Closing Agreements by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or its subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the

Common Stock is traded or listed) of any governmental entity applicable to the Company or its subsidiary or by which any property or asset of the Company or its subsidiary is bound or named as a party, the violation of, breach of or conflict with which reasonably could be expected to have a Material Adverse Effect. Neither the Company nor its subsidiary is in violation of any term of or in default under its Certificate of Incorporation or By-laws or its organizational charter or by-laws, respectively, or in material violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiary. The business of the Company and its subsidiary is not being conducted in violation of any law, ordinance or regulation of any governmental entity, which violation reasonably could be expected to have a Material Adverse Effect. Except as specifically described in the Closing Agreements and as required under the 1933 Act and applicable State securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or NASDAQ in order for it to execute, deliver or perform any of its obligations under any of the Closing Agreements in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Upon consummation of the Initial Closing, the Company will not be in violation of the listing requirements of the NASDAQ National Market and does not reasonably anticipate that the Common Stock will be delisted by the NASDAQ National Market in the foreseeable future. The Company and its subsidiary are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           f. SEC  Documents;  Financial  Statements.  Since the
Company's initial public offering, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company (i) has delivered or made available to each Buyer or its representative true and complete copies of the SEC Documents as each Buyer or its representative has requested from the Company and (ii) agrees to deliver or make available to each Buyer or its representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to any Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

                           g.  Absence of Certain  Changes.  Except as expressly
disclosed in SEC Documents filed after December 31, 1998 and prior to the date hereof, since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiary taken as a whole, it being agreed that if the Company has sales of at least $2.5 million and an operating loss not exceeding $2 million for its second 1999 fiscal quarter, such level of sales as net loss shall not be deemed to constitute a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                           h. Absence of Litigation.  There is no action,  suit,
proceeding, inquiry or investigation before or by any court, government agency or body pending or, to the knowledge of the Company or its subsidiary, threatened against or affecting the Company or its subsidiary or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect. The Disclosure Letter contains a complete list and summary description of any pending, or to the knowledge of the Company, threatened proceeding against or affecting the Company or its subsidiary, without regard to whether it could have a Material Adverse Effect.

                           i.  Acknowledgment  Regarding Buyers' Purchase of the
Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                           j. No General Solicitation.  Neither the Company, nor
any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

                           k. No Integrated  Offering.  Neither the Company, nor
any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotation system ("NASDAQ").

                           l. Employment Matters; ERISA Matters. The Company and
its subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. To the Company's knowledge, there are no pending investigations involving the Company or its subsidiary by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. To the Company's knowledge, there is no unfair labor practice charge or complaint against the Company or its subsidiary pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against the Company or its subsidiary. No collective bargaining agreement or modification thereof is currently being negotiated by the Company or its subsidiary. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or its subsidiary. No material labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent.

                           m. Intellectual  Property Rights. The Company and its
subsidiary own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights currently used and necessary to conduct their respective businesses (collectively, "Intellectual Property Rights"). None of the Intellectual Property Rights or other intellectual property rights are expected to expire or terminate in the near future to the extent such expiration or termination could reasonably be expected to have a Material Adverse Effect. The Company does not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiary of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights owned or used by the Company or its subsidiary and, to the Company's knowledge, there is no claim, action or proceeding being made or brought against, or being threatened against, the Company or its subsidiary regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or any person or entity now infringing any Intellectual Property

Rights or other similar rights; and the Company and its subsidiary are unaware of any facts or circumstances which could reasonably be expected to give rise to any of the foregoing. The Company and its subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                           n.  Environmental  Laws.  (i)  The  Company  and  its
subsidiary (A) are in material  compliance with any and all Environmental  Laws,
(B) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in material compliance with all terms and conditions of any such permit, license or approval. With respect to the Company and/or its subsidiary
(A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations attributable to such entity which may give rise to any common law environmental liability or any liability under any Environmental Law by such entity and (B) neither the Company nor its subsidiary has received any currently effective notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                                    (ii)  Other  than  those  that  are or  were
stored, used or disposed of in compliance with applicable law or those not attributable to the acts or omissions of the Company or its subsidiary, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or its subsidiary, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or its subsidiary during the period the property was owned, leased or used by the Company or its subsidiary.

                                    (iii) There are no underground storage tanks
on or under any real property owned, leased or used by the Company or its subsidiary that are not in compliance with applicable Environmental Laws.

                           o. Title.  The Company and its  subsidiary  have good
and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiary, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary. Any real property and facilities held under lease by the Company and its subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiary.

                           p.  Insurance.  The  Company and its  subsidiary  are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiary are engaged. Neither the Company nor such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                           q. Regulatory  Permits;  Compliance.  The Company and
its subsidiary possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor its subsidiary is in default or violation of any of the Company Permits. Neither the Company nor its subsidiary has received any currently effective notification with respect to its possible default or violation of applicable laws.

                           r. Internal Accounting Controls.  The Company and its
subsidiary maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           s. No Materially Adverse Contracts,  Etc. Neither the
Company nor its subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation of any court or governmental agency which in the reasonable judgment of the Company's officers has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor its subsidiary is a party to any contract or agreement which in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                           t. Tax Status. Each of the Company and its subsidiary
has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and its subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                           u.  Certain  Transactions.  Except  for arm's  length
transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           v.  S-3   Registration.   The  Company  is  currently
eligible to register securities, including the resale of the Common Stock and the Warrant Shares, on a registration statement on Form S-3 under the 1933 Act.

                           w.  Disclosure.   All  information   relating  to  or
concerning the Company or its subsidiary set forth in this Agreement and provided to the Buyers pursuant to Section 3(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its subsidiary or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation of the SEC, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                           x. No Qualified Opinion. The Company has not received
an opinion, report or letter from its auditors qualified in any respect, including as to the Company's ability to proceed as a going concern in connection with the Company's financial statements and, provided that the transactions contemplated hereby are consummated, does not anticipate or know of any basis upon which its auditors might issue any such opinion, report or letter.

                           y. Investment  Company Status. The Company is not and
upon consummation of the sale of the Securities (but without regard to the status of the Buyers under the Investment Company Act of 1940, as amended) will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           z.  Foreign  Corrupt  Practices.   To  the  Company's
knowledge, neither the Company nor its subsidiary, nor any director, officer, agent, employee or other person acting on behalf of the Company or its subsidiary has, in the course of his actions for, or on behalf of, the Company:
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           aa. Year 2000. Any  reprogramming  required to permit
the proper functioning, in and following the year 2000, of the Company's and its subsidiary's (i) computer systems and (ii) equipment containing imbedded microchips (including systems and equipment supplied by others to the Company or with which are sold as an integral part of Company's or its subsidiary's systems) and the testing of such systems and equipment, as so reprogrammed has been completed. The cost to the Company and its subsidiary of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its subsidiary with respect to the matters referred to in the previous sentence (including without limitation, reprogramming errors and the failure of systems or equipment supplied by others to the Company or which are sold as an integral part of the Company's or its subsidiary's systems) will not have a Material Adverse Effect. The computer and management information systems of the Company and its subsidiary are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company and its subsidiary to conduct its business without a Material Adverse Effect caused thereby.

                  5.       COVENANTS AND AGREEMENTS.

                           a.  Best  Efforts.  Each  party  shall  use its  best
efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

                           b. Form D. The  Company  agrees to file a Form D with
respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to such Closing Date.

                           c. Reporting Status.  Until six months after the date
as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Common Stock and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) (the "Registration Period"), the Company (x) shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the

 .

Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) will use its best efforts and take all necessary action to maintain its ability and eligibility to register securities on Form S-3.

                           d. Use of Proceeds. The Company will use the proceeds
from the sale of the Common Stock and Warrants for working capital and general corporate purposes and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect subsidiaries) or for the repurchase, redemption, or retirement of any capital stock of the Company.

                           e. Financial Information.  The Company agrees to file
all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                           f. Reservation of Shares.  The Company shall take all
action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock necessary to provide for the issuance of the Warrant Shares upon exercise of the Warrants, in accordance with the terms of this Agreement and the Warrants.

                           g.  Listing.  The Company shall  promptly  secure the
listing of the Common Stock and Warrant Shares upon the NASDAQ National Market (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of the Common Stock issued and all Warrant Shares from time to time issuable under the terms of this Agreement and the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to Hilal copies of any notices it receives from NASDAQ regarding the continued eligibility of the Common Stock for listing on NASDAQ or other principal exchange or quotation system on which the Common Stock is listed or traded.

                           h. Expenses. Each of the Company and the Buyers shall
each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of the Closing Agreements; provided, that at the Closings (or if sooner upon the deposits into escrow contemplated by Sections 1(b) and 2(b)), the Company shall reimburse the Buyers for Buyers' attorneys' fees and expenses incurred in connection with the preparation of the Closing Agreements up to an aggregate of $25,000.

                           i. Additional Issuances of Securities.

                                    (i)  Right of  Purchase.  If at any time the
Company shall desire to issue any Common Stock or any security convertible, exchangeable or exercisable for Common Stock or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than Exempt Issuances under Section 5(i)(v) below), then the Company shall comply with the terms of this Section 5(i).

                                    (ii) Notice Requirements.  The Company shall
notify, or cause to be notified, the Buyers not less than twenty (20) business days prior to the time the Company intends to consummate such issuance (the "Issuance Notice"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

                                    (iii)  Exercise  of Right of  Purchase.  The
right of purchase provided for in this Section 5(i) may be exercised by the Buyers by delivery of a written notice to the Company (the "Exercise Notice"), within ten (10) business days following receipt of the Issuance Notice (the "Exercise Period"). The Exercise Notice shall state that the Buyers (and among them in such proportion as they may agree) desire to purchase up to that portion of the proposed issuance of such Common Stock or Convertible Securities as necessary to maintain the Buyers' pro rata ownership of the outstanding Common Stock of the Company (assuming conversion of the Convertible Securities, if applicable) on terms substantially equal to the terms set forth in the Issuance Notice, which Exercise Notice shall set forth the portion of the issuance so elected to be purchased.

                                    (iv) Right to Issue Securities. In the event
that the proposed issuance is consummated on terms substantially equal to the terms set forth in the Issuance Notice within forty-five (45) calendar days following the termination of the Exercise Period the Company shall sell to the Buyers concurrently the securities they elected to purchase if such issuance is not consummated within such 45 day period substantially on the terms described in the Issuance Notice, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 5(i).

                                    (iv)   Exempt   Issuances.   The   following
issuances of Common Stock or Convertible Securities shall be "Exempt Issuances" not subject to the right of purchase in this Section 5(i):

                                    (a) any shares of the Company's Common Stock
         and/or Convertible Securities issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

                                    (b) any securities issuable upon exercise of
         any Convertible Securities outstanding on the date of this agreement;

                                    (c)  shares of the  Company's  Common  Stock
         issued in connection with any stock split or stock dividend;

                                    (d) securities offered by the Company to the
         public pursuant to a registration statement filed under the Securities Act;

                                    (e) any shares of the Company's Common Stock
         (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing;

                                    (f)  securities   issued   pursuant  to  the
         acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other c corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; or

                                    (g)   securities   issued  to  a   strategic
         business partner who is either a supplier or customer of the Company.


                           j. Board Representation. The Company shall cause Paul
Hilal to be elected to serve on the Board of Directors of the Company (or, if Paul Hilal is unable to serve, such other person as may be designated by Hilal who is reasonably acceptable to the Company) for so long as the Buyers in aggregate hold at least 25% (assuming the exercise of all Warrants) of all Common Stock issued or issuable to the Buyers pursuant to this Agreement and the Warrants. The Company shall compensate Paul Hilal (or such other designees) for reasonable travel expenses in connection with his duties as a Director, and pay such person such other compensation as may be paid to any outside Director not represented by a venture capital investor in such person's capacity as a Director. The Company also agrees that such person shall be covered by director/officer liability insurance and indemnification by the Company to the same extent as any other Director.

                           k. No  Integration.  The Company will not conduct any
future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC.

                           l.   Confidentiality.   The  Buyers   agree  to  keep
confidential any non-public information heretofore disclosed to them by the Company, in accordance with customary confidentiality restrictions.

                  6.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit E) to issue certificates, or at a Buyer's request, to electronically issue such shares (e.g., through DWAC or DTC), registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company in accordance with the terms of and upon exercise of the Warrants (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Common Stock and the Warrant Shares under the 1933 Act, such certificates shall bear the restrictive legend specified in Section 3(g) of this Agreement. The Company warrants that no instruction with respect to the Securities other than
(i) the Irrevocable Transfer Agent Instructions referred to in this Section 6, and (ii) stop transfer instructions (a) to give effect to Section 3(f) hereof (in the case of the Common Stock and the Warrant Shares, prior to registration of the Common Stock and the Warrant Shares under the 1933 Act), (b) to comply with any SEC or court order, or (c) to suspend use of a then effective registration statement in the event an amendment or supplement thereto is necessary, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in the Closing Agreements. Nothing in this Section 6 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Common Stock or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  7.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Common Stock and Warrants to each Buyer at each Closing is subject to the satisfaction, with respect to each Buyer, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           a. Such Buyer shall have executed this  Agreement and
the Registration Rights Agreement and delivered the same to the Company.

                           b.  Such  Buyer  or  the  Escrow   Agent  shall  have
delivered to the Company the purchase price for the Common Stock being purchased by such Buyer at such

Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           c. The  representations  and warranties of such Buyer
shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

                           d. The  transactions  contemplated  hereby  shall not
violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                           e. Such  Buyers  shall have  entered  into the Escrow
Agreement.

                  8.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Common Stock and Warrants at each Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Buyers' sole benefit and may be waived by a Majority of the Buyers (as defined in Section 10(e) hereof) at any time in its sole discretion:

                           a. The Company shall have executed this Agreement and
the Registration Rights Agreement, and delivered the same to the Buyers.

                           b. The  Common  Stock  and  Warrant  Shares  shall be
listed and authorized for trading, upon notice of issuance, on the NASDAQ National Market, and trading in the Common Stock shall not have been suspended by the SEC or NASDAQ. The Company shall have received and furnished to the Buyers a letter from NASDAQ confirming its approval of the continued listing of the Common Stock on NASDAQ-NMS subject to no conditions other than consummation of the Initial Closing (and subject to NASDAQ's published requirements for continued listing, all of which shall then be satisfied), and such letter shall not have been withdrawn or modified.

                           c. The  representations and warranties of the Company
shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to board resolutions, incumbency, charter and bylaws, and an update as of the Closing Date regarding the representation contained in Section 4(c) hereof.

                           d. The Buyers  shall  have  received  the  opinion of
Fenwick & West LLP, counsel to Company, dated as of the Closing Date, in form reasonably satisfactory to Hilal and to the effect set forth in Exhibit F attached hereto.

                           e. The Company  shall have  executed and delivered to
each Buyer the Warrants being purchased by such Buyer at the Closing.

                           f. As of the Closing  Date,  the  Company  shall have
reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, an additional number of shares of Common Stock sufficient to provide for the issuance of the Warrant Shares in accordance with the terms of this Agreement and the Warrants.

                           g. The Irrevocable  Transfer Agent  Instructions,  in
the form of Exhibit G attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           h. The  transactions  contemplated  hereby  shall not
violate any law, regulation or order then in effect and applicable to Buyers or the Company.

                           i. Paul  Hilal  shall  have been  duly  elected  as a
director of the Company.

                           j. There shall not have  occurred any mutual  adverse
change in the business condition (financial or otherwise), results of operations or prospects of the Company since the date of this Agreement.

                  9.       INDEMNIFICATION.

                           In  consideration  of  each  Buyer's   execution  and
delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer
Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Buyer Indemnified Liabilities"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Closing Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Closing Agreements or any other certificate, instrument or document contemplated hereby or thereby, or (c) the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law. This indemnity will survive the Initial Closing or Second Closing for one year after the date of the Initial Closing and will not apply to any grossly negligent acts or willful misconduct of any Buyer.

                  10.      GOVERNING LAW; MISCELLANEOUS.

                           a. Governing Law. This Agreement shall be governed by
and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

                           b.  Counterparts.  This  Agreement may be executed in
two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four additional original executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

                           c.  Headings.  The headings of this Agreement are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                           d.  Severability.  If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                           e.  Entire  Agreement;   Amendments.  This  Agreement
supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and Buyers purchasing a majority of the Common Stock hereunder (a "Majority of the Buyers").

                           f. Notices. Any notices,  consents,  waivers or other
communications required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile;
(iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Worldtalk Communications Corp.
                           5155 Old Ironsides Drive
                           Santa Clara, CA  95054
                           Telephone:   (650) 567-1500
                           Facsimile:   (650) 567-5122
                           Attention:   Chief Executive Officer and
                                        Chief Financial Officer

                  With a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Telephone:   (650) 494-0600
                           Facsimile:   (650) 494-1417
                           Attention:   Gail E. Suniga, Esq.

                  If to the Transfer Agent:

                           State Street Bank and Trust
                              Company of California, N.A.
                           633 W. 5th Street, 12th Floor
                           Los Angeles, CA  90071
                           Telephone:   (213) 362-7373
                           Facsimile:   (213) 362-7357
                           Attention:   Transfer Agency Department

                  If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with a copy to:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, NY  10022
                           Telephone:   (212) 756-2000
                           Facsimile:   (212) 593-5955
                           Attention:   Marc Weingarten

                  Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

                           g.  Successors and Assigns.  This Agreement  shall be
binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority of the Buyers. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act.

                           h. No Third Party  Beneficiaries.  This  Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           i. Survival.  The  representations  and warranties of
the Company and the Buyers contained in Sections 4 and 3, respectively, and the agreements and covenants set forth in Sections 5, 6 and 10, and the indemnification provisions set forth in Section 11, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                           j.  Publicity.  The  Company and Hilal shall have the
right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Hilal, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Hilal shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

                           k.  Further  Assurances.  Each  party  shall  do  and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           l. Enforcement. In any litigation between the parties
with respect to or arising under the Closing Agreements, the prevailing party shall be entitled to payment of its reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) in connection therewith from the other party.

                           m. Equitable  Relief.  Each party  recognizes that in
the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each party therefore agrees that the other parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  IN WITNESS  WHEREOF,  the Buyers and the  Company  have caused this  Securities  Purchase  Agreement  to be duly  executed as of the date first written above.
COMPANY:                                                      BUYERS:


WORLDTALK COMMUNICATIONS                                      HILAL CAPITAL, LP
CORPORATION

                                                              By: Hilal Capital Partners LLC,
                                                                  General Partner


By:  /s/ Bernard Harguindeguy                                 By: /s/ Peter K. Hilal
     -----------------------------------------                    ---------------------------------------
     Name: Bernard Harguindeguy                                   Name:  Peter K. Hilal, MD
     Title: President and Chiefe Executive Officer                Title: Managing Member



                                                              HILAL CAPITAL QP, LP


                                                              By: Hilal Capital Partners LLC,
                                                                  General Partner


                                                              By: /s/ Peter K. Hilal
                                                                  ---------------------------------------
                                                                  Name:  Peter K. Hilal, MD
                                                                  Title: Managing Member



                                                              HILAL CAPITAL ASSOCIATES LLC

                                                              By: Hilal Capital Partners LLC,
                                                                  its Managing Member


                                                              By: /s/ Peter K. Hilal
                                                                  ---------------------------------------
                                                                  Name:  Peter K. Hilal, MD
                                                                  Title: Managing Member


                                      -24-



                                                              HILAL CAPITAL
                                                              INTERNATIONAL, LTD

                                                              By: Hilal Capital Management LLC,
                                                                  Investment Manager


                                                              By: /s/ Peter K. Hilal
                                                                  ---------------------------------------
                                                                  Name:  Peter K. Hilal, MD
                                                                  Title: Managing Member


                                                               /s/ Phil Hilal
                                                               ---------------------------------------
                                                               Phil Hilal



                                                              HIGHBRIDGE INTERNATIONAL

                                                              By: Hilal Capital Management LLC,
                                                                  Investment Manager


                                                              By: /s/ Peter K. Hilal
                                                                  ---------------------------------------
                                                                  Name:  Peter K. Hilal, MD
                                                                  Title: Managing Member



                                                              NARRAGANSETT I, LP

                                                              By: Narragansett Asset Management, LLC
                                                                  General Partner


                                                              By: /s/ Joseph Dowling
                                                                  ---------------------------------------
                                                                  Name:  Joseph Dowling
                                                                  Title: Managing Member



                                                              NARRAGANSETT OFFSHORE LTD.

                                                              By: Leo Holdings, LLC
                                                                  Investment Adviser


                                                              By: /s/ Joseph Dowling
                                                                  ---------------------------------------
                                                                  Name:  Joseph Dowling
                                                                  Title: Managing Member

                               SCHEDULE OF BUYERS

                                                                         Aggregate
                                   Investor Address, Telephone and       Purchase         Shares of
         Investor Name                    Facsimile Number                 Price         Common Stock     Warrants
--------------------------------   -------------------------------    ----------------   ------------     --------
Hilal Capital, LP                 60 East 42nd Street                  $  526,000.00        175,333         87,667
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Hilal Capital QP, LP              60 East 42nd Street                  $1,343,000.00        447,667        223,833
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Hilal Capital Associates LLC      60 East 42nd Street                  $3,584,000.00      1,194,667        597,333
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Hilal Capital International,      c/o Hilal Capital Management LLC     $1,808,000.00        602,667        301,333
Ltd.                              60 East 42nd Street
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Philip Hilal                      c/o Hilal Capital Management LLC     $ 300,000.00         100,000         50,000
                                  60 East 42nd Street
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Highbridge International          c/o Hilal Capital Management LLC     $1,939,000.00        646,333        323,167
                                  60 East 42nd Street
                                  Suite 1946
                                  New York, NY   10165
                                  Facsimile:  (212) 953-1012

Narragansett I, LP                c/o Narragansett Asset               $ 395,000.00         131,667         65,833
                                  Management LLC
                                  375 Park Avenue, Suite 1404
                                  New York, New York  10152
                                  Facsimile:  (212) 521-5029

Narragansett Offshore Ltd.        c/o Leo Holdings, LLC                $ 105,000.00          35,000         17,500
                                  375 Park Avenue, Suite 1404
                                  New York, NY  10152
                                  Facsimile:  (212) 521-5029

                                ESCROW AGREEMENT


                  This Escrow Agreement (this "Agreement") is entered into as of July 7, 1999 (the "Effective Date"), by and among Worldtalk Communications Corporation, a Delaware corporation doing business as Worldtalk Corporation ("Worldtalk"), the Investors listed on Exhibit A attached hereto (the
"Investors"), Hilal Capital Management LLC, as representative (the "Representative") of the Investors and State Street Bank and Trust Company of California, N.A., as escrow agent (the "Escrow Agent").

                  A. Worldtalk and the Investors have entered into a Securities Purchase Agreement of even date herewith (the "Agreement") pursuant to which the Investors may acquire up to 3,333,334 shares of the Common Stock of Worldtalk (the "Common Stock") at a purchase price of $3.00 per share and seven-year warrants for the purchase of up to 1,666,667 shares of such Common Stock that are exercisable at $7.00 per share (the "Warrants"). The capitalized terms used in this Agreement and not otherwise defined herein will have the meanings given them in the Agreement.

                  B. Pursuant to the Agreement, an aggregate of $10,000,000 in cash (the "Purchase Price") is to be provided by the Investors for payment to Worldtalk in return for issuance and sale of the shares of Common Stock and Warrants, if acquired by the Investors.

                  C. The Agreement provides that the Purchase Price, the certificates representing the Common Stock (the "Certificates") and the Warrants be placed in an escrow account (the "Escrow Account") until satisfaction of the condition to release of the escrow as set forth in Section 1.2, clause (b) hereof no later than the close of business on July 14, 1999.

                  D. The parties hereto desire to establish the terms and conditions pursuant to which the Purchase Price, the Certificates and the Warrants (collectively, the "Escrow Assets") will be deposited, held in, and released from the Escrow Account.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1.       Deposit and Release of Escrow Assets.

                           1.1      Delivery of Escrow Assets.

                                    (a) On the  Effective  Date,  Worldtalk  has
sent the Certificates and the Warrants to Escrow Agent via overnight courier for deposit in the Escrow Account, the Investors have initiated wire transfers of the Purchase Price to the Escrow Agent. In the event any of the Escrow Assets are not received by the Escrow Agent on or before July 8, 1999, it will notify the party who sent or was to have sent the same and that party will have five days from the date of such notice to deliver the missing portion of the Escrow Assets to the Escrow Agent. Within one day after receipt of all of the Escrow Assets, the Escrow Agent will notify Worldtalk and Representative of such receipt.

                                    (b)  The  Escrow  Agent  shall  deposit  the
Purchase Price, the Certificates and Warrants in an account at the Escrow Agent (or an affiliate or custodian acting on its behalf) that will serve as the Escrow Account. The Escrow Agent shall invest the Purchase Price in the SSgA U.S. Treasury Money Market Fund, which is a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government. All interest or any other income earned with respect to such investment shall be retained by the Escrow Agent as part of Escrow Assets until distributed in accordance with the other provisions of this Agreement. For tax reporting purposes, all such income shall be allocated to Worldtalk or otherwise as the parties may agree in writing.

                           1.2 Release from Escrow.  The Escrow  Assets shall be
maintained in the Escrow Agent's Escrow Account until the earlier of (a) the close of business by Escrow Agent in California on July 14, 1999, which date and time may be extended or otherwise changed upon the written agreement of the Representative and Worldtalk received by the Escrow Agent (such date and time, as so extended or changed, being referred to as the "Termination Time"), or (b) presentation by Worldtalk and the Representative of their joint instruction for release of the Escrow Account (the "Release Notice"), which each such party agrees to execute promptly upon receipt of a letter or other written notification from The Nasdaq National Market ("Nasdaq") confirming Nasdaq's approval of the continued listing on Nasdaq of Worldtalk's Common Stock subject to no conditions other than consummation of the Initial Closing (as defined in the Agreement) and subject to Nasdaq's published requirements for continued listing, all of which shall then be satisfied. Worldtalk and the Representative will be required to execute and deliver the Release Notice to the Escrow Agent if in their reasonable, good faith opinions the requirements of the preceding sentence have been met. Upon receipt of the Release Notice prior to the Termination Time, the Escrow Agent shall forthwith, but no later than two days thereafter, deliver:

                  (i) the Purchase Price (less indemnities and expenses, if any, payable pursuant to Section 4.2) in full to Worldtalk; and

                  (ii) the Certificates and Warrants to each Investor in the denominations set forth for each such Investor on Exhibit A to this Agreement.

If the Release Notice is not received by the Escrow Agent prior to the Termination Time, Escrow Agent shall forthwith, but no later than two days thereafter, return:

                  (y) to each Investor the portion of the Purchase Price originally deposited into the Escrow Account by such Investor, which amount is set forth for each such Investor on Exhibit A hereto (less indemnities and expenses, if any, payable pursuant to Section 4.2); and

                  (z) to Worldtalk, the Certificates and the Warrants.

Interest on the Purchase Price shall be paid, when it has been received by the Escrow Agent, to Worldtalk or the Investors, as applicable. Any delivery to Worldtalk and the Investors of any Certificates and Warrants will be made to them by overnight courier delivery at their addresses identified in Section 7 below for the purposes of notice, upon which the Escrow Agent may conclusively rely. Delivery of the Purchase Price to Worldtalk and the Investors shall be made by wire transfer initiated by Escrow Agent no later than two days after the date required for distribution above in accordance with wire transfer instructions set forth in Section 7 or Exhibit A, as the case may be. All risks of shipment shall be borne by the intended recipient.

                          1.3  Certificates.  Certificates  representing  Common
Stock and Warrants shall be registered in the names of the Investors in accordance with Exhibit A attached hereto. If certificates are issuable to a person other than the Investors in accordance with Exhibit A, then such certificates shall be accompanied no later than July 14, 1999 by a fully executed stock power bearing a "medallion" signature guarantee and the Escrow Agent shall be deemed to have delivered such certificates when it has delivered the appropriate stock certificates and stock powers to the transfer agent of the Common Stock (currently Harris Trust and Savings Bank) and the Warrants to Worldtalk, together with instructions as to how the newly-issued certificates are to be issued. In each case, certificates shall be issued to the Investors at their addresses set forth in Exhibit A.

                          1.4 No Encumbrance. No portion of the Escrow Assets or
any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Investors or Worldtalk or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Investors or Worldtalk, other than as provided in this Agreement.

                          1.5 Tax Reporting  Matters.  Worldtalk hereby provides
the Escrow Agent with its tax identification numbers (77-0303581) and will furnishing form W-9 and other forms and documents that the Escrow Agent may reasonably request to the Escrow Agent within three days after the date hereof. In the event that any interest is to be paid to the Investors, each Investor will provide the Escrow Agent with a form W-9 prior to the delivery by the Escrow Agent to the Investor of such interest. The parties hereto understand that, if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

         2.       Representative.

                          2.1 Acceptance of  Appointment.  Each of the Investors
hereby appoints Representative as such Investor's attorney-in-fact for purposes of entering into any document, amending or terminating this Agreement, giving any consent and making any waiver under this Agreement. Representative each hereby accepts its appointment as the Representative by the Investors, and, in connection therewith, agrees to serve as a representative of the Investors for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Investor with respect to the subject matter hereof.

                          2.2 Change in  Representative.  The Representative may
be changed by the Investors from time to time upon not less than two days' prior written notice to the Escrow Agent and Worldtalk; provided that a Representative may not be removed unless Investors contributing more than 50% of the Purchase Price to the Escrow Account (a "Majority") agree to such removal and to the identity of the substituted agent. No bond shall be required of the Representative, and the

Representative shall not receive compensation for its services. The Escrow Agent need not inquire into or verify that a successor Representative has been appointed in accordance with the requirements of this Section 2.2. Rather, the Escrow Agent may rely on certificates that are delivered to it by any party to this Agreement and may assume without inquiry or notice to any other person that any facts stated therein are correct.

                          2.3 Limitation of Liability.  The Representative shall
not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment. The Investors by or on whose behalf the Purchase Price was contributed shall severally indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of the Representative's duties hereunder including the reasonable fees and expenses of any legal counsel retained by the Representative.

                  3.      Escrow Agent.

                          3.1  Duties.  The Escrow  Agent  shall only have those
duties as are expressly set forth in this Agreement, and no implied duties shall be read into this Agreement. The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, including in-house counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice or opinion, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall not be obligated to take any legal action or other action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with acceptable indemnification.

                          3.2  Conflicting  Demands.  In the  event  conflicting
demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (a) resign so a successor can be appointed pursuant to Section 5 hereof or (b) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Worldtalk will pay the Escrow Agent (subject to reimbursement from the Investors pursuant to Section 4.1 hereof) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 3.

                          3.3  Notice.  The Escrow  Agent shall not be deemed to
have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement. If any notice, certificate or other document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that any such document which the Escrow Agent has received has also been received by such other person.

                          3.4  Ambiguity  or  Uncertainty.  In the  event of any
ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its discretion, refrain from taking action, and may retain the pledged collateral until and unless it receives written instruction signed by Worldtalk and the Representative which eliminates such uncertainty or ambiguity.

                          3.5  Survival  of  Indemnifications;   Limitations  of
Liability. All indemnifications contained in the Agreement and the following limitations of the Escrow Agent's liability shall apply and shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                                    (a) The Escrow Agent is not  responsible for
         the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the other parties to this Agreement and the Escrow Agent shall not be charged with knowledge of, or under any obligations to determine or interpret, the meaning of any terms defined in the Agreement for purposes of performing or observing its duties hereunder.

                                    (b) The Escrow  Agent has no  responsibility
         for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement.

                                    (c) Nothing in this Agreement shall obligate
         the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                                    (d) In no event shall the Escrow  Agent have
         any liability for any failure or inability of any of the other parties to perform or observe its duties under the Agreement, or by reason of a breach of this Agreement by any of the other parties hereto. In no event shall the Escrow Agent be obligated to take any action against any of the other parties to compel performance hereunder.

                                    (e) The Escrow Agent shall in no instance be
         obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by Worldtalk to appoint a successor, as provided below).

                                    (f) The Escrow Agent shall in no instance be
         under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. In no event shall the Escrow Agent have any obligation to advance or risk funds.

                                    (g) In no event  shall the  Escrow  Agent be
         liable for any indirect, punitive, special or consequential damages.

                                    (h) The Escrow Agent shall have no liability
         for the actions or omissions of any book-entry depository, transfer agent, nominee, correspondent, subagent or subcustodian. The Escrow
         Agent shall be permitted to use the services of any recognized securities depository or clearing agent, such as (without limitation) The Depository Trust Company and the Federal Reserve Bank book-entry securities system, as applicable, in connection with any securities or investments held hereunder.

                                    (i)   The   Escrow   Agent   shall   not  be
         responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, laws or governmental regulations changes or superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters, or to unavailability of Federal Reserve Bank wire or telex facilities.

                                    (j) The Escrow Agent's duties are limited to
         those set forth in this Agreement and applicable laws, and Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement including without limitation the Agreement.

                  4.       Fees and Expenses and Indemnity.

                           4.1 Division of Payment. All fees and expenses of the
Escrow Agent incurred in the acceptance of and in the ordinary course of performing its responsibilities hereunder will be paid by Worldtalk in accordance with the schedule of fees attached hereto as Exhibit B. Such fees and expenses shall be paid by Worldtalk to the Escrow Agent upon receipt of a written invoice sent to Worldtalk by Escrow Agent. Any extraordinary fees and expenses shall also be paid by Worldtalk; provided, however, that any fees or expenses incurred by the Escrow Agent in connection with a dispute over the release of the Escrow Assets, will be paid by the party (Worldtalk or the Investors) who does not substantially prevail in such dispute, and if there is no such party, as determined by the court or by the parties in agreement, such fees and expenses will be paid 50% by Worldtalk and 50% by the Investors (in proportion as among themselves to the Purchase Price paid by each such Investor). The Investors' liability for the fees and expenses of the Escrow Agent shall be paid by Worldtalk and recovered out of the Escrow Assets to be delivered to such Investors. To the extent that insufficient Escrow Assets remain to cover the Investors' liability for the fees and expenses of the Escrow Agent, Worldtalk shall indemnify the Escrow Agent for such fees and expenses.

                           4.2      Agent Indemnification.

                                    (a) Each of Worldtalk and the Investors,  as
provided in Section 4.2(b) below, hereby covenants and agrees to indemnify the Escrow Agent, its directors, officers, agents and employees, for, and to defend and hold them harmless from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct or gross negligence ("Indemnifiable Expenses"). The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder ("Reimbursable Expenses").

                                    (b) Worldtalk and the Investors  agree among
themselves that the Indemnifiable Expenses and the Reimbursable Expenses of the Escrow Agent will be paid 50% by Worldtalk and 50% by the Investors (in proportion as among themselves to the Purchase Price paid by each such Investor); provided, however, if such indemnification or reimbursement obligations arose out of a dispute between Worldtalk and the Investors, such Indemnifiable Expenses and Reimbursable Expenses shall be paid by the party (Worldtalk or the Investors) who does not substantially prevail in such dispute, as determined by the court or by the parties in agreement. The Escrow Agent may deduct Indemnifiable Expenses and Reimbursable Expenses, if any, from distributions that otherwise would be made pursuant to Section 1.2.

                           4.3      Tax Payments.  Worldtalk  agrees  to  assume
any and all obligations imposed now or hereafter by any applicable tax law with respect to the release of Escrow Assets under this Agreement, and, without limiting the generality of Section 4.2 above, hereby agrees to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement.

                  5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than ten days' following such notice date of when such resignation will take effect. Worldtalk and the Representative will designate a successor Escrow Agent prior to the expiration of such ten-day period by giving joint written notice to the Escrow Agent as to a mutually acceptable successor Escrow Agent. The Escrow Agent will promptly deliver the Escrow Assets to such designated successor. If no successor Escrow Agent is named by

Worldtalk and the Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

                  6. Disputes Involving the Escrow Agent. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Assets, or should any claim be made upon such Escrow Assets by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of said Escrow Assets until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings that relate to the Escrow Assets.

                  7. Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if and when (a) delivered personally, (b) sent by prepaid courier service or mail, return receipt requested or receipt confirmed from the service, or (c) sent prepaid by fax and receipt thereof is confirmed, in each case to the applicable address set out below:

if to the Representative, to:                  with a copy to:

Hilal Capital Management LLC                   Schulte Roth & Zabel LLP
60 East 42nd Street, Suite 1946                900 Third Avenue
New York, New York 10165                       New York, New York 10022
Attention:.  Paul Hilal, Portfolio Manager     Attention:  Marc Weingarten, Esq.
Telephone:  (212) 953-1002                     Telephone:  (212) 756-2280
Facsimile:  (212) 953-1012                     Facsimile:  (212)705-1908

if to Worldtalk, to:                           with a copy to:

Worldtalk Communications Corporation           Fenwick & West LLP
5155 Old Ironsides Drive                       Two Palo Alto Square
Santa Clara, California 95054                  Palo Alto, CA 94306
Attention:  Bernard Harguindeguy, President    Attention:  Gail E. Suniga, Esq.
Telephone:  (408) 567-1500                     Telephone:  (650) 494-0600
Facsimile:  (408) 567-5122                     Facsimile:  (650) 494-1417
Wire Instructions:  Investors Bank and Trust
     Company, Boston MA;  ABA Number
     011001438;  For Further Credit to Client Funds
     #569530395;  Account name - Worldtalk Corp.;
     Account Number - 39044-01;  Attn:  Rebeccah Kocak

If to the Escrow Agent, to:

State Street Bank and Trust Company of California, N.A.
633 W. 5th Street, 12th Floor
Los Angeles, CA  90071
Attention:  Corporate Trust Administration (Worldtalk/Hilal 1999 Escrow)
Telephone:  (213) 362-7373
Facsimile:  (213) 362-7357
Wire Instructions:  State Street Bank and Trust Company of California, N.A.; ABA
     #122-24-1307;  Los Angeles;  General  Account 1020;  Attn:  Marion  Sibayan
     213-362-7377; specify this account is an off-line account of the Federal Reserve and there is no DDA Account number.


If to an Investor, to: Such Investor's address set forth on Exhibit A hereto.

or to such other address as a party may have furnished to the other parties by written notice given in accordance with this Section 7. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. As used herein, a "Business Day" shall be any day which is not a Saturday, Sunday or federal holiday. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt; provided that for any notice or other writing required to be delivered to the Escrow Agent, such notice or other writing shall only be deemed delivered when actually received. Any Party may from time to time change its address under this Section 7 by notice to the other party given in the manner provided by this Section.

                  8.       General.

                           8.1 Governing  Law,  Assigns.  This Agreement will be
governed by and construed in accordance with the internal laws of the State of California without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                           8.2  Counterparts.  This Agreement may be executed in
two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                           8.3 Entire  Agreement.  Except as otherwise set forth
in the Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

                           8.4  Waivers.  No waiver  by any party  hereto of any
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                           8.5  Amendment.  This Agreement may be amended by the
written agreement of Worldtalk, Representative, the Escrow Agent and a Majority of the Investors; provided that, if the Escrow Agent does not agree to an amendment agreed upon by Worldtalk, Representative and the Investors (except an amendment adversely affecting the rights or protections of the Escrow Agent), the Escrow Agent will resign and Worldtalk and the Representative will appoint a successor Escrow Agent in accordance with Section 5 above.

                           8.6 Consent to  Jurisdiction  and Service.  Worldtalk
and the Investors hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of California (and of any federal court located in said state) in connection with any actions or proceedings brought against Worldtalk and the Investors by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, Worldtalk and the Investors hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Worldtalk and the Representative, as the case may be, as their respective addresses in accordance with Section 7 hereof.

                           8.7 Reproduction of Documents. This Agreement and all
documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible as evidence.

                  [Remainder of page intentionally left blank]

                  In  Witness  Whereof,  the  parties  have duly  executed  this
Agreement as of the day and year first above written.
WORLDTALK COMMUNICATIONS                                        STATE STREET BANK AND TRUST
CORPORATION                                                     COMPANY OF CALIFORNIA, N.A.,
                                                                as Escrow Agent


By:   /s/ Bernard Harguindeguy                                  By: /s/ Mark Henson
      ----------------------------------                            --------------------------------
        Bernard Harguindeguy                                        Authorized Signatory
        President, and Chief Executive Officer


REPRESENTATIVE:

HILAL CAPITAL MANAGEMENT LLC


By:   /s/ Peter K. Hilal
      ----------------------------------
        Peter K. Hilal, MD
        Managing Member



INVESTORS:

HILAL CAPITAL, LP                                               HILAL CAPITAL QP, LP

By:  Hilal Capital Partners LLC                                 By:  Hilal Capital Partners LLC
     General Partner                                                 General Partner

By: /s/ Peter K. Hilal                                          By: /s/ Peter K. Hilal
    ----------------------------------                              --------------------------------
    Peter K. Hilal, MD                                              Peter K. Hilal, MD
    Managing Member                                                 Managing Member



HILAL CAPITAL ASSOCIATES LLC                                    HILAL CAPITAL INTERNATIONAL, LTD.
By:  Hilal Capital Partners LLC,                                By:  Hilal Capital Management LLC,
     Its Managing Member                                             Its Investment Manager


By: /s/ Peter K. Hilal                                          By: /s/ Peter K. Hilal
    ----------------------------------                              --------------------------------
    Peter K. Hilal, MD                                              Peter K. Hilal, MD
    Managing Member                                                 Managing Member

                      [Signature page to Escrow Agreement]



                                      -11-




HIGHBRIDGE INTERNATIONAL
By:  Hilal Capital Management LLC,
     Its Investment Manager


By: /s/ Peter K. Hilal                                              /s/ Philip Hilal
    ----------------------------------                              --------------------------------
      Peter K. Hilal, MD                                            PHILIP HILAL
      Managing Member



NARRAGANSETT I, LP                                              NARRAGANSETT OFFSHORE LTD
By:  Narragansett Asset Management, LLC                         By:  Leo Holdings, LLC
       General Partner                                               Investment Adviser


By:  /s/ Joseph Dowling                                         By:   /s/ Joseph Dowling
     ----------------------------------                              --------------------------------
     Joseph Dowling                                                  Joseph Dowling

Title: Managing Member                                          Title: Managing Member
       --------------------------------                                ------------------------------

                      [Signature page to Escrow Agreement]

                                    EXHIBIT A

                                List of Investors
                                                                      Certificate         Warrant         Purchase
                                                                       Number of         Number of          Price
              Name, Address and Wire Instructions                        Shares           Shares          Contributed
-----------------------------------------------------------------    ---------------    ------------    ----------------
Hilal Capital, LP.............................................          175,333           87,667            $526,000
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _____
Wire Instructions:  See Attached

Hilal Capital QP, LP..........................................          447,667          223,833          $1,343,000
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _____
Wire Instructions:  See Attached

Hilal Capital Associates LLC..................................         1,194,667         597,333          $3,584,000
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _____
Wire Instructions:  See Attached

Hilal Capital International, Ltd..............................          602,667          301,333          $1,808,000
c/o Hilal Capital Management LLC
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _____
Wire Instructions:  See Attached

Philip Hilal..................................................          100,000           50,000            $300,000
c/o Hilal Capital Management LLC
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _______
Wire Instructions:_________






Highbridge International......................................          646,333          323,167          $1,939,000
c/o Hilal Capital Management LLC
60 East 42nd Street, Suite 1946
New York, New York 10165
Facsimile:  (212) 953-1012
Taxpayer ID Number: _______
Wire Instructions:_________

Narragansett I, LP............................................          131,667           65,833            $395,000
c/o Narragansett Asset Management LLC
375 Park Avenue, Suite 1404
New York, NY  10152
Facsimile:  (212) 521-5029
Taxpayer ID Number: _______
Wire Instructions:_________

Narragansett Offshore, Ltd....................................           35,000           17,500            $105,000
c/o Leo Holdings, LLC
375 Park Avenue, Suite 1404
New York, NY  10152
Facsimile:  (212) 521-5029
Taxpayer ID Number: _______
Wire Instructions:_________


                                      -2-